EXHIBIT G

                          AUDITED FINANCIAL STATEMENTS


                   KPMG LIP                            Telephone 212 758 9700
                   345 Park Avenue                     Fax       212 758 9819
                   New York, NY 10154                  Internet  www.us.kpmg.com


             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------

To The Members and Board of Directors
Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC
- Multi-Strategy Series G

We have audited the accompanying statement of assets and liabilities of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC-Multi-Strategy Series G, including the schedule of investments, as of March 31, 2006, and the related statement of operations for the year then ended, the statements of changes in members' capital for each of the years in the two-year period then ended, the statement of cash flows for the year then ended, and the financial highlights for each of the years in the three-year period then ended and the period from January 1, 2003 (commencement of operations) to March 31, 2003. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of investments owned as of March 31, 2006, by inspection of investment subscription documents and confirmation with underlying investment funds. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC-Multi-Strategy Series G as of March 31, 2006, the results of its operations and its cash flows for the year then ended, the changes in its members' capital for each of the years in the two-year period then ended, and the financial highlights for each of the years in the three-year period then ended and the period from January 1, 2003 through March 31, 2003 in conformity with U.S. generally accepted accounting principles.


KPMG


New York, New York
May 30, 2006


           KPMG LLP, a U.S. limited liability partnership, is the U.S.
             member firm of KPMG International, a Swiss cooperative.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                       Statement of Assets and Liabilities
                                 March 31, 2006



-------------------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                                     $     711,149
Investments in investment funds, at fair value (Cost: $139,225,657)             171,578,594
Prepaid subscriptions to investment funds                                        19,200,000
Receivable from investment funds                                                 10,780,202
Other assets                                                                        191,677
                                                                              -------------
          Total assets                                                          202,461,622
                                                                              -------------

Liabilities

Redemptions payable                                                               7,650,797
Contributions received in advance                                                 5,986,025
Management fee payable                                                              267,814
Accounts payable and accrued expenses                                               440,626
                                                                              -------------
         Total liabilities                                                       14,345,262
                                                                              -------------

                Members' Capital (151,511.015 units outstanding)              $ 188,116,360
                                                                              =============

         Net Asset Value per unit                                             $    1,241.60
                                                                              =============


Composition of Net Assets
  Paid-in Capital                                                             $ 162,538,571
  Accumulated net investment income/(loss)                                         (164,869)
  Accumlated net realized gain/(loss) on investment transactions                 (6,610,279)
  Net unrealized appreciation on investments                                     32,352,937
                                                                              -------------
    Net Assets                                                                $ 188,116,360
                                                                              =============


The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                             Schedule of Investments
                                 March 31, 2006

----------------------------------------------------------------------------------------------------------------

                                                                       Cost          Fair Value    % of Members'
                                                                                                     Capital

Investments in Investment Funds
    Fixed Income Arbitrage
        PIMCO Global Relative Value Fund, Ltd - b                  $ 9,778,469      $ 10,076,660      5.36%

    Event Driven
        Canyon Value Realization Fund, L.P. - b                    $ 7,550,000       $ 9,117,606      4.85%
        GoldenTree High Yield Partners, Ltd. - b                     8,768,666         9,087,526      4.83%

       Equity Arbitrage
        CFM Ventus Fund L.P. - a                                  $ 14,000,000      $ 12,943,701      6.88%
        Frontpoint Offshore Utility & Energy Fund LP -b              9,808,522        10,186,062      5.41%
        Stratus Fund Ltd - Class C - a                               5,000,000         5,380,115      2.86%

       Discretionary
        Basswood Opportunity Partners L.P.-b                      $ 12,000,000      $ 13,445,895       7.15%
        Chilton Small Cap Partners, L.P. Class A - c                 8,720,000        12,026,527       6.39%
        Delta Fund Europe L.P. - b                                   8,500,000        13,335,070       7.09%
        Delta Institutional, L.P. - b                                2,100,000        14,207,854       7.55%
        North Sound Legacy Institutional, LLC. -b                   11,000,000        14,261,234       7.58%
        Renaissance Institutional Equities Fund L.P. - a            10,000,000        10,773,210       5.73%
        Telluride Capital Fund LLC -a                               18,000,000        20,469,852      10.88%
        Torrey Pines Fund LLC -b                                     4,000,000         4,788,374       2.55%
        Trellus Partners L.P.- b                                    10,000,000        11,478,908       6.10%
                                                                 -----------------------------------------------

Total Investments In Investment Funds                            $ 139,225,657     $ 171,578,594       91.21%

Other Assets, less Liabilities                                                     $  16,537,766        8.79%
                                                                                   -----------------------------
Members' Capital                                                                   $ 188,116,360      100.00%
                                                                                   =============================


Note: Investments in underlying Investment Funds are categorized by investment strategy.

a - Redemptions permitted monthly
b - Redemptions permitted quarterly
c - Redemptions permitted annually





The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                             Statement of Operations
                            Year Ended March 31, 2006

--------------------------------------------------------------------------------

Investment Income
    Interest                                                    $    484,702
                                                                --------------
        Total investment income                                      484,702
                                                                --------------
Expenses
    Operating expenses:
      Management fees                                              3,438,933
      Professional fees                                              753,471
      Administration fees                                            581,381
      Marketing fees                                                  21,514
      Directors' fees and expenses                                    13,778
      Custodian fees                                                  12,319
      Miscellaneous expenses                                         191,387
                                                                --------------

        Total expenses                                             5,012,783
                                                                --------------
        Net investment loss                                       (4,528,081)
                                                                --------------
Realized and unrealized gain on investments:

Net realized gain on investments                                  10,114,280
Net change in unrealized appreciation on investments              15,083,234
                                                                --------------
Net realized and unrealized gain on investments                   25,197,514
                                                                --------------
Increase in members' capital derived from investment activities $ 20,669,433
                                                                ==============

The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                    Statements of Changes in Members' Capital

                   For the Years Ended March 31, 2006 and 2005
-------------------------------------------------------------------------------

                                                                Year Ended      Year Ended
                                                              March 31, 2006   March 31, 2005

From investment activities
    Net investment loss                                      $  (4,528,081)   $ (5,428,210)
    Net realized gain on investments                            10,114,280         812,524
    Net change in unrealized appreciation on investments        15,083,234       8,545,992
                                                             --------------   --------------
      Increase in members' capital
      derived from investment activities                        20,669,433       3,930,306

Members' capital transactions

    Capital contributions                                       22,456,925      19,438,511
    Capital withdrawals                                        (60,092,662)    (21,564,435)
                                                             --------------   --------------
      Increase (Decrease) in members' capital
      derived from capital transactions                        (37,635,737)     97,874,076

      Members' capital at beginning of year                    205,082,664     103,278,282
      Members' capital at end of year (151,511.015           --------------   --------------
      and 183,915.383 units outstanding at March
      31, 2006 and 2005, respectively)                       $ 188,116,360     205,082,664
                                                             ==============   ==============


The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                             Statement of Cash Flows
                            Year Ended March 31, 2006
--------------------------------------------------------------------------------

Cash flows from operating activities
Increase in members' capital derived from investment activities                 $  20,669,433
Adjustments to reconcile net increase in members' capital derived from investment activities to net cash provided by operating activities:

  Purchases of investments in investment funds                                     (97,761,748)
  Proceeds from disposition of investments in investment funds                     129,582,048
  Net realized gain on investments in investment funds                             (15,083,234)
  Net unrealized gain on investments in investment funds                           (10,114,280)
  Changes in operating assets and liabilities:
    Decrease in receivable from investment funds                                    11,279,988
    Increase in receivable from investment funds                                   (19,200,000)
    Increase in other assets                                                          (142,568)
    Decrease in management fee payable                                              (1,697,988)
    Decrease in accounts payable and accrued expenses                                 (353,171)
                                                                                ---------------
    Net cash provided by operating activities                                       17,178,480


Cash flows from financing activities
    Capital contributions                                                           26,102,025
    Capital withdrawals                                                            (61,124,210)
                                                                                ---------------
      Net cash used in financing activities                                        (35,022,185)

      Net decrease in cash and cash equivalents                                    (17,843,705)

      Cash and cash equivalents at beginning of year                                18,554,854
                                                                                ---------------
      Cash and cash equivalents at end of year                                      $  711,149
                                                                                ===============

Supplemental non-cash information:

Included in capital contributions and capital withdrawals on the accompanying Statement of Changes in Members' Capital for the year ended March 31, 2006, are changes in contributions received in advance of $3,645,100 and redemptions payable of $1,031,548, respectively.






The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                              Financial Highlights
--------------------------------------------------------------------------------


                                                                                                                   January 1, 2003
                                                                      Year Ended     Year Ended    Year Ended       (commencement
                                                                    March 31, 2006 March 31, 2005  March 31, 2004   of operations)
                                                                                                                  to March 31, 2003
Net Asset Value, beginning of period:                             $    1,115.09       $ 1,099.37       $ 995.86       $  1,000.00$
                                                                  ==============   ==============  ===============  ================
    Income from investment operations***:
    Net investment loss                                                 (26.88)          (32.25)        (36.19)           (12.87)
    Net realized and unrealized gain on investments                     153.39            47.97         139.70              8.73
                                                                  --------------   --------------  ---------------  ----------------
    Total from investment operations                                    126.51            15.72         103.51             (4.14)
                                                                  --------------   --------------  ---------------  ----------------
Net Asset Value, end of period:                                       1,241.60       $ 1,115.09     $ 1,099.37       $    995.86
                                                                  ==============   ==============  ===============  ================
Total Return                                                             11.35%            1.43%         10.39%            (0.41%)**

Ratios/Supplemental Data:

Net assets, end of period                                         $ 188,116,360   $ 205,082,664  $ 103,278,282       $38,426,667
                                                                  ==============   ==============  ===============  ================
Portfolio turnover                                                       57.90%           25.24%         21.29%            29.92%*
Ratio of expenses to average net assets                                   2.60%            3.06%          3.43%             5.28%*
Ratio of net investment loss to average net assets                       (2.35%)          (2.95%)        (3.40%)           (5.22%)*


*   Annualized.
**  Total return for a period of less than a full year is not annualized.
*** Per unit data for income from investment operations is computed using the total of monthly income and expense divided by beginning of month units.

The above ratios may vary for individual investors based on the timing of capital transactions during the period.

The accompanying notes are an integral part of these financial statements.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G

Notes to Financial Statements - March 31, 2006
--------------------------------------------------------------------------------
     1. Organization

         Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company" or "Fund") was organized as a Delaware Limited Liability Company on August 16, 2002. The Company is registered under the Investment Company Act of 1940 (the "1940 Act") as amended, as a closed-end, non-diversified management investment company. The Company is also registered under the Securities Act of 1933 ("1933 Act"). The Company consists of two separate series, Multi-Strategy Series M and Multi-Strategy Series G (each a "Series"). The financial statements included herein are for Multi-Strategy Series G. The investment objective of Multi-Strategy Series G is to achieve capital appreciation principally through investing in investment funds ("Investment Funds") managed by third-party investment managers ("Investment Managers") that employ a variety of alternative investment strategies. These investment strategies allow Investment Managers the flexibility to use leverage or short-side positions to take advantage of perceived inefficiencies across the global markets, often referred to as "alternative" strategies. Because Investment Funds following alternative investment strategies are often described as hedge funds, the investment program of Multi-Strategy Series G can be described as a fund of hedge funds.

         Shares of Multi-Strategy Series G are sold to eligible investors (referred to as "Members"). The minimum initial investment in Multi-Strategy Series G from each Member is $25,000 (and was $50,000 from January 1, 2003 to November 1, 2003); the minimum additional investment is $10,000.

         Citigroup Alternative Investments LLC ("CAI" or "the "Adviser"), a Delaware limited liability company and indirect, wholly owned subsidiary of Citigroup Inc., serves as Multi-Strategy Series G's investment adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and, among other things, is responsible for the allocation of Multi-Strategy Series G's assets to various Investment Funds. AMACAR Partners, Inc. was the managing member of Multi-Strategy Series G prior to the conversion to a regulated investment company. As of October 1, 2005, under the Multi-Strategy Series G's governing documents, the Company has delegated substantially all authority to oversee the management of the operations and assets of Multi-Strategy Series G to the Board of Directors.

     2. Significant Accounting Policies

         Investments in Investment Funds are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memoranda. Multi-Strategy Series G values these investments at fair value based on financial data supplied by the Investment Funds.

         a. Portfolio Valuation

         The net asset value of Multi-Strategy Series G is determined as of the close of business at the end of each month in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Directors.

-------------------------------------------------------------------------------

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G

Notes to Financial Statements - March 31, 2006 (continued)
--------------------------------------------------------------------------------


         Multi-Strategy Series G's investments in Investment Funds are carried at fair value as determined by Multi-Strategy Series G's pro-rata interest in the net assets of each Investment Fund. All valuations utilize financial information supplied by each Investment Fund and are net of management and performance incentive fees or other allocations payable to the Investment Funds' managers as required by the Investment Funds' agreements. Each Investment Manager to which the Adviser allocates assets will charge Multi-Strategy Series G, as investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance-based compensation in the form of an incentive fee. The asset-based fees of the Investment Managers are generally expected to range from 1% to 3% annually of the net assets under their management and the incentive fee is generally expected to range from 15% to 25% of net profits annually.

         As a general matter, the fair value of Multi-Strategy Series G's investment in an Investment Fund represents the amount that Multi-Strategy Series G can reasonably expect to receive from an Investment Fund if Multi-Strategy Series G's investment were redeemed at the time of valuation, based on information available at the time. The Investment Funds provide for periodic redemptions ranging from monthly to annually. Investment Funds generally require advance notice of a Member's intent to redeem its interest, and may, depending on the Investment Funds' governing agreements, deny or delay a redemption request. Multi-Strategy Series G does not factor into its valuation a liquidity discount on any Investment Funds held. The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund's financial statements. The Investment Funds may invest a portion of their assets in restricted securities and other investments that are illiquid.

         b. Fund Expenses

         Multi-Strategy Series G bears all expenses incurred in the course of its operations, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for Multi-Strategy Series G's account; professional fees; costs of insurance; registration expenses; and expenses of meetings of the Board of Directors. Costs incurred in connection with the initial offering were deferred and amortized over the first twelve months of operations; costs incurred in connection with Multi-Strategy Series G's subsequent registration under the 1933 Act have been deferred and were amortized over the twelve months commencing after the effective date of such registration statement.

         c. Income Taxes

         Multi-Strategy Series G operated as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes from inception through September 30, 2005. As of September 30, 2005, Multi-Strategy Series G became a corporation that will be taxed as a regulated investment company.

         It is Multi-Strategy Series G's policy to meet the requirements of the Internal Revenue Code

--------------------------------------------------------------------------------

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G

Notes to Financial Statements - March 31, 2006 (continued)
--------------------------------------------------------------------------------


         applicable to regulated investment companies (RIC) and distribute substantially all of its taxable net investment income and capital gains, if any, to shareholders each year. Therefore, no federal income or excise tax provision is typically required for Multi-Strategy Series G's financial statements. However, during fiscal 2006, the Fund incurred $14,590 of excise tax which is recognized as a component of Miscellaneous expenses. This expense was attributable to the conversion to RIC status.

         d. Cash and Cash Equivalents

         Cash and cash equivalents consist of monies invested in a PNC Bank, N.A. account that earn money market rates and are accounted for at cost plus accrued interest.

         e. Contributions Received in Advance

         Contributions received in advance of $5,986,025 represent funds received for subscriptions to be credited to Members' capital accounts on April 1, 2006.

         f. Receivable from Investment Funds

         Receivable from investment funds of $10,780,202 represents amounts due to Multi-Strategy Series G for sales of interests in certain investment funds. Of this receivable, $10,724,208 is receivable from the March 31, 2006 sale of The Capital Hedge Fund Ltd., and was received by the Company on April 19, 2006. The remaining $55,994 is receivable from the June 30, 2005 sale of Post Opportunity Fund, L.P., and is expected to be received by the Fund upon completion of the Post Opportunity Fund's 2005 audit.

         g. Use of Estimates

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing Multi-Strategy Series G's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

     3. Management Fee, Administrative Fee, Related Party Transactions and Other

         CAI, as Adviser, provides certain management and administrative services to Multi-Strategy Series G. CAI acts primarily to evaluate and select Investment Managers, to allocate assets, to establish and apply risk management procedures, and to monitor overall investment performance. In addition, CAI also provides office space and other support services. In consideration for such services, Multi-Strategy Series G will pay the Adviser a monthly management fee based on end of month Members' capital. The Adviser will pay a portion of the fee to its affiliates.

--------------------------------------------------------------------------------

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G

Notes to Financial Statements - March 31, 2006 (continued)
--------------------------------------------------------------------------------


         Effective August 1, 2005, the Board of Directors approved a reduction in the management fee to 1.5% of net assets annually (from 2.25% annually).

         In addition, CAI allocated certain marketing fees of $21,514 to Multi-Strategy Series G during the year ended March 31, 2006.

         Placement agents may be retained by the Company to assist in the placement of Fund Shares. A placement agent affiliated with the Adviser will generally be entitled to receive a fee from each investor in the Company whose shares the agent places. The specific amount of the placement fee paid with respect to a Member is generally dependent on the size of the investment in a Series. Placement agents may also be reimbursed by the Company with respect to certain out-of-pocket expenses.

         Citigroup Global Markets, Inc. ("CGM"), an affiliate of CAI and a wholly owned subsidiary of Citigroup, Inc. serves as a placement agent of the Multi-Strategy Series G shares. For the year ended March 31, 2006, CGM earned $194,725 in placement fees on Multi-Strategy Series G shares. Such fees are deducted from an investor's gross contribution amount.

         The Company has entered into agreements with third parties to act as additional placement agents for Multi-Strategy Series G shares. Placement fees may range from 0 to 3%. In addition, the Adviser, and/or its affiliates, will pay the placement agents an annual fee, payable monthly in arrears. The fee shall be paid from the Adviser's own resources (or those of its affiliates).

         Prior to October 1, 2005 Multi-Strategy Series G paid CAI a monthly fee of 0.025% (0.30% on an annualized basis) for administration based primarily upon average net assets, subject to a minimum monthly fee, and reimbursed certain expenses. CAI, as Administrator, retained PFPC Inc. ("PFPC"), an independent third party and wholly-owned subsidiary of The PNC Financial Services Group, to assist in the performance of its administrative duties. On October 1, 2005 a restructuring of this arrangement took affect. Under the new arrangement CAI and PFPC have separate agreements with the Company and act as co-administrators to the Company. CAI, as co-administrator, no longer receives a monthly fee for their administrative services to the Company. PFPC will continue to provide certain accounting, record keeping, tax and investor related services. Fees for their services would be charged directly to the Company.

         Each Director who is not an "interested person" of the Company, as defined by the 1940 Act, receives an annual retainer of $10,000 plus a fee per meeting of the Board of Directors of $1,000. Such Director fees are allocated to each series pro-rata, based on the relative net assets of each series. Any Director who is an "interested person" does not receive any annual or other fee from the Company. All Directors are reimbursed for all reasonable out of pocket expenses. Total amounts expensed related to Directors by Multi-Strategy Series G for the year ended March 31, 2006 were $13,778.

         PFPC Trust Company (an affiliate of PFPC) serves as custodian of Multi-Strategy Series G's assets

--------------------------------------------------------------------------------

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G

Notes to Financial Statements - March 31, 2006 (continued)
--------------------------------------------------------------------------------


         and provides custodial services for Multi-Strategy Series G. Fees payable to the custodian and reimbursement for certain expenses are paid by Multi-Strategy Series G.

4. Securities Transactions

         The following table lists the aggregate purchases and proceeds from sales of Investment Funds for the year ended March 31, 2006, net unrealized appreciation, gross unrealized appreciation, and gross unrealized depreciation as of March 31, 2006.

         Cost of purchases                  $  97,761,748
         Proceeds from sales                $ 129,582,048

         Gross unrealized appreciation      $  33,409,236
         Gross unrealized depreciation      $   1,056,299
                                            -------------
         Net unrealized appreciation        $  32,352,937
                                            -------------

5. Contributions, Redemptions, and Allocation of Income

         Generally, initial and additional subscriptions for shares may be accepted as of the first day of each month. CAI has been authorized by the Board of Directors of the Company to accept or reject any initial and additional subscriptions for shares in Multi-Strategy Series G. The Board of Directors from time to time and in its complete and exclusive discretion, may determine to cause Multi-Strategy Series G to repurchase shares from Members pursuant to written tenders by Members on such terms and conditions as it may determine. CAI expects that it typically will recommend to the Board of Directors that the Company offer to repurchase shares from Members quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day).

         Net profits or net losses of Multi-Strategy Series G for each month-end will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of each month in accordance with the Members' respective investment percentages for the month.

         Transactions in units were as follows for the years ended March 31, 2006 and 2005:

                                                 2006                  2005
                                            --------------       ---------------
Shares outstanding, beginning of year        183,915.383            93,942.933
Shares purchased                              19,167.859           109,500.270
Shares redeemed                              (51,572.227)          (19,527.820)
                                            -------------        ---------------
Shares outstanding, end of year              151,511.015           183,915.383
                                            =============        ===============

6. Financial Instruments With Off-Balance Sheet Risk

         In the normal course of business, the Investment Funds in which Multi-Strategy Series G invests trade various financial instruments and enter into various investment activities with off-balance

-------------------------------------------------------------------------------

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G

Notes to Financial Statements - March 31, 2006 (continued)
--------------------------------------------------------------------------------


         sheet risk. These include, but are not limited to, short selling activities, writing option contracts and entering into equity swaps.

     7. Income Tax Information

         The tax components of capital shown in the table below represent distribution requirements the Fund must satisfy under income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

           Undistributed Net     Undistributed Long-      Accumulated Loss
           Investment Income     Term Capital Gain        Carryforward
           ----------------------------------------------------------------
             $-                     $1,130,682             $-

         Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for March 31, 2006. Net assets of the Fund were unaffected by the reclassifications.

                                   Accumulated Net
       Accumulated Net             Realized Gain (Loss)
       Investment Income (Loss)    on Investments               Paid-in Capital
       -------------------------------------------------------------------------
          $4,363,212               ($16,724,559)                   $12,361,347
       -------------------------------------------------------------------------

         The primary difference between the book and tax appreciation or depreciation of Investment Funds is attributable to adjustments to the tax basis of Investment Funds based on allocation of income and distributions from Investment Funds and the tax realization of financial statement unrealized gain or loss. In addition, the cost of Investment Funds for Federal income tax purposes is adjusted for items of taxable income allocated to the Fund from the Investment Funds. The allocated taxable income is reported to the Fund by each Investment Fund on Schedule K-1. The aggregate cost on Investment Funds for federal income tax purposes is therefore calculated and presented annually as of March 31. The aggregate cost on Investment Funds and the composition of unrealized appreciation and depreciation on Investment Funds for federal income tax purposes as of March 31, 2006 as noted below.

--------------------------------------------------------------------------------

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G

Notes to Financial Statements - March 31, 2006 (continued)
--------------------------------------------------------------------------------




             Federal tax cost of Investment Funds           $ 146,966,618
                                                           --------------
             Gross unrealized appreciation                  $  24,611,976
             Gross unrealized depreciation                              -
                                                           --------------
             Net unrealized appreciation                    $ 24,611,976
                                                           ==============

         Under provisions of the Internal Revenue Code, the fund has elected to treat currency losses incurred during the period November 1, 2005 to March 31, 2006 of $164,869 as having incurred in the next fiscal year. These losses will be available to offset future realized gains, if any.

8. Subsequent Event

         In June 2006, the Board of Directors is expected to approve a Plan of Merger and Reorganization under which the Multi-Strategy Series M will merge into the Multi-Strategy Series G once the approval of the Members of Series M is obtained. Members of Series M will exchange their Series M shares for an equivalent value of Series G shares as of the date of the merger. The proposed merger will be accounted for as-if the respective funds had pooled their assets and liabilities. Management expects that should the Members of Series M approve the merger that it will occur during the fourth quarter of 2006.

-------------------------------------------------------------------------------

[GRAPHIC OMITTED][KPMG]


                                  KPMG LIP             Telephone 212 758 9700
                                  345 Park Avenue      Fax       212 758 9819
                                  New York, NY 10154   Internet  www.us.kpmg.com


             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------

The Members and Board of Directors
Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC
- Multi-Strategy Series M

We have audited the accompanying statement of assets and liabilities of Citig roup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC-Multi-Strategy Series M, including the schedule of investments, as of March 31, 2006, and the related statement of operations for the year then ended, the statements of changes in members' capital for each of the years in the two-year period then ended, the statement of cash flows for the year then ended, and the financial highlights for each of the years in the three-year period then ended and the period from January 1, 2003 (commencement of operations) to March 31, 2003. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of investments owned as of March 31, 2006, by inspection of investment subscription documents and confirmation with underlying investment funds. An audit also includes assessing the accounting principles used and sipificant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC-Multi-Strategy Series M as of March 31, 2006, the results of its operations and its cash flows for the year then ended, the changes in its members' capital for each of the years in the two-year period then ended, and the financial highlights for each of the years in the three-year period then ended and the period from January 1, 2003 (commencement of operations) through March 31, 2003 in conformity with U.S. generally accepted accounting principles.


KPMG


New York, New York
May 30, 2006


                     KPMG LLP, a U.S. limited liability partnership, is the U.S. member firm of KPMG International, a Swiss cooperative.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                       Statement of Assets and Liabilities
                                 March 31, 2006

--------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                                                   $       2,958,723
Investments in investment funds, at fair value (Cost: $55,183,601)                                 63,943,078
Receivable from investment funds                                                                       35,972
Other assets                                                                                           92,806
                                                                                            -----------------

        Total assets                                                                               67,030,579
                                                                                            -----------------


Liabilities

Redemptions payable                                                                                 1,883,371
Management fee payable                                                                                 88,989
Accounts payable and accrued expenses                                                                 244,397
                                                                                            -----------------

        Total liabilities                                                                           2,216,757
                                                                                            -----------------


          Members' Capital (55,804.124 units outstanding)                                   $      64,813,822
                                                                                            =================
        Net Asset Value per unit                                                            $        1,161.45
                                                                                            =================



Composition of Net Assets
  Paid-in Capital                                                                           $      58,282,942
  Accumulated net investment income/(loss)                                                                  -
  Accumlated net realized gain/(loss) on investment transactions                                  (2,228,597)
  Net unrealized appreciation on investments                                                        8,759,477
                                                                                            -----------------
    Net Assets                                                                              $      64,813,822
                                                                                            =================


The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Schedule of Investments
                                 March 31, 2006


--------------------------------------------------------------------------------

                                                                    Cost           Fair Value     % of Members'
Investments in Investment Funds                                                                      Capital
      Fixed Income Arbitrage
        Concordia Capital, Ltd. - a                             $  3,300,000       $ 3,477,262         5.37%
        PIMCO Global Relative Value Fund, Ltd - b                  4,288,687         4,419,469         6.82%
        Highland Opportunity Fund LP. - b                          4,000,000         4,233,238         6.53%
      Event Driven
        Canyon Value Realization Fund, L.P. - b                 $  1,300,000       $ 1,839,247         2.84%
        GoldenTree High Yield Partners, Ltd - b                    2,088,926         2,222,432         3.43%
      Equity Arbitrage
        Frontpoint Offshore Utility & Energy, L.P. - b          $  6,295,988       $ 6,538,327        10.09%
        CFM Ventus Fund LP - a                                    10,000,000         9,580,979        14.78%
      Discretionary
        Basswood Opportunity Partners L.P.- b                   $  3,500,000       $ 3,908,669         6.03%
        Chilton Small Cap Partners, L.P. Class A - c               3,620,000         5,320,743         8.21%
        Delta Institutional, L.P. - b                              2,290,000         5,841,945         9.01%
        North Sound Legacy Institutional Fund, LLC. - b            4,500,000         5,787,557         8.93%
        Renaissance Institutional Equities Fund LP - a            10,000,000        10,773,210        16.62%

                                                             -----------------------------------------------
Total Investments In Investment Funds                           $ 55,183,601        63,943,078        98.66%

Other Assets, less Liabilities                                                         870,744         1.34%
                                                                                  -------------- -----------

Members' Capital                                                                    64,813,822       100.00%
                                                                                  ============== ===========


Note: Investments in underlying Investment Funds are categorized by investment strategy.

a - Redemptions permitted monthly
b - Redemptions permitted quarterly
c - Redemptions permitted annually

   The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Statement of Operations
                            Year Ended March 31, 2006

--------------------------------------------------------------------------------

Investment Income
        Interest                                                 $       173,921
                                                                 ---------------

          Total investment income                                        173,921
                                                                 ---------------

Expenses
        Management fees                                                1,192,173
        Professional fees                                                354,839
        Administration fees                                              211,891
        Custodian fees                                                    11,751
        Marketing fees                                                     7,926
        Directors' fees and expenses                                       5,087
        Miscellaneous expenses                                           100,000
                                                                 ---------------

          Total expenses                                               1,883,667
                                                                 ---------------

          Net investment loss                                        (1,709,746)
                                                                 ---------------

Realized and unrealized gain on investments:

Net realized gain on investments                                       5,542,353
Net change in unrealized appreciation on investments                     839,191
                                                                 ---------------

Net realized and unrealized gain on investments                        6,381,544
Increase in members' capital derived from investment activities   $    4,671,798
                                                                 ===============

The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                    Statements of Changes in Members' Capital


                   For the Years Ended March 31, 2006 and 2005

--------------------------------------------------------------------------------

                                                                              Year Ended                Year Ended
                                                                            March 31, 2006            March 31, 2005

From investment activities
      Net investment loss                                             $        (1,709,746)    $       (2,184,117)
      Net realized gain on investments                                           5,542,353                686,342
      Net change in unrealized appreciation on investments                         839,191              2,702,892
                                                               --------------------------- ----------------------
        Increase in members' capital
        derived from investment activities                                       4,671,798              1,205,117
Members' capital transactions
      Capital contributions                                                      2,515,400             25,895,081
      Capital withdrawals                                                     (20,374,924)            (7,714,817)
                                                               --------------------------- ----------------------
        Increase (Decrease) in members' capital
        derived from capital transactions                                     (17,859,524)             18,180,264


        Members' capital at beginning of year                                   78,001,548             58,616,167
                                                               --------------------------- ----------------------
        Members' capital at end of year (55,804.124
        and 71,765.186 units outstanding at March 31,
        2006 and 2005, respectively)                                  $        64,813,822     $        78,001,548
                                                               =========================== ======================

The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Statement of Cash Flows
                            Year Ended March 31, 2006

--------------------------------------------------------------------------------


Cash flows from operating activities
Increase in members' capital derived from investment activities                 $        4,671,798
Adjustments to reconcile net increase in members' capital derived from investment activities to net cash provided by operating activities:
      Purchases of investments in investment funds                                    (51,014,005)
      Proceeds from disposition of investments in investment funds                      61,320,305
      Net realized gain on investments in investment funds                               (839,191)
      Net unrealized gain on investments in investment funds                           (5,542,353)
      Changes in operating assets and liabilities:
        Decrease in receivable from investment funds                                     8,356,089
        Increase in other assets                                                          (73,320)
        Decrease in management fee payable                                               (577,839)
        Decrease in accounts payable and accrued expenses                                (164,465)
                                                                                ------------------
        Net cash provided by operating activities                                       16,137,019


Cash flows from financing activities
      Capital contributions                                                              2,113,700
      Capital withdrawals                                                             (20,436,238)
                                                                                ------------------
        Net cash used in financing activities                                         (18,322,538)

          Net decrease in cash and cash equivalents                                    (2,185,519)


          Cash and cash equivalents at beginning of year                                 5,144,242
                                                                                ------------------
          Cash and cash equivalents at end of year                                    $  2,958,723
                                                                                ==================



Supplemental non-cash information:

Included in capital contributions and capital withdrawals on the accompanying Statement of Changes in Members' Capital for the year ended March 31, 2006, are changes in contributions received in advance of $401,700 and redemptions payable of $61,314, respectively.


The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                              Financial Highlights

--------------------------------------------------------------------------------

For a unit outstanding throughout the period                                                                        January 1, 2003
                                                               Year Ended        Year Ended       Year Ended        (commencement
                                                            March 31, 2006    March 31, 2005    March 31, 2004      of operations)
                                                                                                                   to March 31, 2003

Net Asset Value, beginning of period:                       $     1,086.90    $     1,073.22    $       993.27    $     1,000.00
                                                           ================  ================  ================  ================
        Income from investment operations***:
        Net investment loss                                         (26.96)           (31.02)           (34.35)           (13.23)
        Net realized and unrealized gain on investments             101.51             44.70            114.30              6.50
                                                           ----------------  ----------------  ----------------  ----------------
        Total from investment operations                             74.55             13.68             79.95             (6.73)
                                                           ----------------  ----------------  ----------------  ----------------

Net Asset Value, end of period:                             $     1,161.45    $     1,086.90    $     1,073.22    $       993.27
                                                           ================  ================  ================  ================

Total Return                                                         6.86%             1.27%             8.05%            (0.67%) **

Ratios/Supplemental Data:
Net assets, end of period                                   $  64,813,822     $   78,001,548    $   58,616,167    $   27,852,030
                                                           ================  ================  ================  ================
Portfolio turnover                                                 84.97%             31.84%            22.76%             25.96% *
Ratio of expenses to average net assets                             2.68%              3.02%             3.31%              5.44% *
Ratio of net investment loss to average net assets                (2.43%)            (2.91%)           (3.28%)            (5.39%) *


* Annualized.
** Total return for a period of less than a full year is not annualized.
*** Per unit data for income from investment operations is computed using the total of monthly income and expense divided by beginning of month units.


The above ratios may vary for individual investors based on the timing of capital transactions during the period.



The accompanying notes are an integral part of these financial statements.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements - March 31, 2006
--------------------------------------------------------------------------------

     1.   Organization

          Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company" or "Fund") was organized as a Delaware Limited Liability Company on August 16, 2002. The Company is registered under the Investment Company Act of 1940 (the "1940 Act") as amended, as a closed-end, non-diversified management investment company. The Company is also registered under the Securities Act of 1933 ("1933 Act"). The Company consists of two separate series, Multi-Strategy Series M and Multi-Strategy Series G (each a "Series"). The financial statements included herein are for Multi-Strategy Series M. The investment objective of Multi-Strategy Series M is to achieve capital appreciation principally through investing in investment funds ("Investment Funds") managed by third-party investment managers ("Investment Managers") that employ a variety of alternative investment strategies. These investment strategies allow Investment Managers the flexibility to use leverage or short-side positions to take advantage of perceived inefficiencies across the global markets, often referred to as "alternative" strategies. Because Investment Funds following alternative investment strategies are often described as hedge funds, the investment program of Multi-Strategy Series M can be described as a fund of hedge funds.

          Shares of Multi-Strategy Series M are sold to eligible investors (referred to as "Members"). The minimum initial investment in Multi-Strategy Series M from each Member is $25,000 (and was $50,000 from January 1, 2003 to November 1, 2003); the minimum additional investment is $10,000.

          Citigroup Alternative Investments LLC ("CAI", or the "Adviser"), a Delaware limited liability company and indirect, wholly owned subsidiary of Citigroup Inc., serves as Multi-Strategy Series M's investment adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and, among other things, is responsible for the allocation of Multi-Strategy Series M's assets to various Investment Funds. AMACAR Partners, Inc. was the managing member of Multi-Strategy Series M prior to the conversion to a regulated investment company. As of October 1, 2005, under the Multi-Strategy Series M's governing documents, the Company has delegated substantially all authority to oversee the management of the operations and assets of Multi-Strategy Series M to the Board of Directors.

     2.   Significant Accounting Policies

          Investments in Investment Funds are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memoranda. Multi-Strategy Series M values these investments at fair value based on financial data supplied by the Investment Funds.

          a. Portfolio Valuation

          The net asset value of Multi-Strategy Series M is determined as of the close of business at the end of each month in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Directors.

--------------------------------------------------------------------------------

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements - March 31, 2006 (continued)
--------------------------------------------------------------------------------

          Multi-Strategy Series M's investments in Investment Funds are carried at fair value as determined by Multi-Strategy Series M's pro-rata interest in the net assets of each Investment Fund. All valuations utilize financial information supplied by each Investment Fund and are net of management and performance incentive fees or other allocations payable to the Investment Funds' managers as required by the Investment Funds' agreements. Each Investment Manager to which the Adviser allocates assets will charge Multi-Strategy Series M, as investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance-based compensation in the form of an incentive fee. The asset-based fees of the Investment Managers are generally expected to range from 1% to 3% annually of the net assets under their management and the incentive fee is generally expected to range from 15% to 25% of net profits annually.

          As a general matter, the fair value of Multi-Strategy Series M's investment in an Investment Fund represents the amount that Multi-Strategy Series M can reasonably expect to receive from an Investment Fund if Multi-Strategy Series M's investment were redeemed at the time of valuation, based on information available at the time. The Investment Funds provide for periodic redemptions ranging from monthly to annually. Investment Funds generally require advance notice of a Member's intent to redeem its interest, and may, depending on the Investment Funds' governing agreements, deny or delay a redemption request. Multi-Strategy Series M does not factor into its valuation a liquidity discount on any Investment Funds held. The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund's financial statements. The Investment Funds may invest a portion of their assets in restricted securities and other investments that are illiquid.

          b. Fund Expenses

          Multi-Strategy Series M bears all expenses incurred in the course of its operations, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for Multi-Strategy Series M's account; professional fees; costs of insurance; registration expenses; and expenses of meetings of the Board of Directors. Costs incurred in connection with the initial offering were deferred and amortized over the first twelve months of operations; costs incurred in connection with Multi-Strategy Series M's subsequent registration under the 1933 Act have been deferred and were amortized over the twelve months commencing after the effective date of such registration statement.

          c. Income Taxes

          Multi-Strategy Series M operated as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes from inception through September 30, 2005. As of September 30, 2005, Multi-Strategy Series M became a corporation that will be taxed as a regulated investment company.

          It is Multi-Strategy Series M's policy to meet the requirements of the Internal Revenue Code

--------------------------------------------------------------------------------

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements - March 31, 2006 (continued)
--------------------------------------------------------------------------------

          applicable to regulated investment companies (RIC) and distribute substantially all of its taxable net investment income and capital gains, if any, to shareholders each year. Therefore, no federal income or excise tax provision is typically required for Multi-Strategy Series M's financial statements. However, during fiscal 2006, the Fund incurred $1,714 of excise tax which is recognized as a component of Miscellaneous expenses. This expense was attributable to the conversion to RIC status.

          d. Cash and Cash Equivalents

          Cash and cash equivalents consist of monies invested in a PNC Bank, N.A. account that earn money market rates and are accounted for at cost plus accrued interest.

          e. Receivable from Investment Funds

          Receivable from investment funds of $35,972 represents amounts due to Multi-Strategy Series M for sales of its interests in Post Opportunity Fund, L.P., and is expected to be received by the Fund upon completion of the Post Opportunity Fund's 2005 audit.

          f. Use of Estimates

          The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing Multi-Strategy Series M's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

     3.   Management Fee, Administrative Fee, Related Party Transactions and
          Other

          CAI, as Adviser, provides certain management and administrative services to Multi-Strategy Series M. CAI acts primarily to evaluate and select Investment Managers, to allocate assets, to establish and apply risk management procedures, and to monitor overall investment performance. In addition, CAI also provides office space and other support services. In consideration for such services, Multi-Strategy Series M will pay the Adviser a monthly management fee based on end of month Members' capital. The Adviser will pay a portion of the fee to its affiliates.

          Effective August 1, 2005, the Board of Directors approved a reduction in the management fee to 1.5% of net assets annually (from 2.00% annually).

          In addition, CAI allocated certain marketing fees of $7,926 to Multi-Strategy Series M during the year ended March 31, 2006.

          Placement agents may be retained by the Company to assist in the placement of Fund shares. A placement agent affiliated with the Adviser, will generally be entitled to receive a fee from each

--------------------------------------------------------------------------------

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements - March 31, 2006 (continued)
--------------------------------------------------------------------------------

          investor in the Company whose shares the agent places. The specific amount of the placement fee paid with respect to a Member is generally dependent on the size of the investment in a Series. Placement agents may also be reimbursed by the Company with respect to certain out-of-pocket expenses.

          Citigroup Global Markets, Inc. ("CGM"), an affiliate of CAI and a wholly owned subsidiary of Citigroup, Inc. serves as a placement agent of the Multi-Strategy Series M shares. For the year ended March 31, 2006, CGM earned $46,100 in placement fees on Multi-Strategy Series M shares. Such fees are deducted from an investor's gross contribution amount.

          The Company has entered into agreements with third parties to act as additional placement agents for Multi-Strategy Series M shares. Placement fees may range from 0 to 3%. In addition, the Adviser, and/or its affiliates, will pay the placement agents an annual fee, payable monthly in arrears. The fee shall be paid from the Adviser's own resources (or those of its affiliates).

          Prior to October 1, 2005 Multi-Strategy Series M paid CAI a monthly fee of 0.025% (0.30% on an annualized basis) for administration based primarily upon average net assets, subject to a minimum monthly fee, and reimbursed certain expenses. CAI, as Administrator, retained PFPC Inc. ("PFPC"), an independent third party and wholly-owned subsidiary of The PNC Financial Services Group, to assist in the performance of its administrative duties. On October 1, 2005 a restructuring of this arrangement took affect. Under the new arrangement CAI and PFPC have separate agreements with the Company and act as co-administrators to the Company. CAI, as co-administrator, no longer receives a monthly fee for their administrative services to the Company. PFPC will continue to provide certain accounting, record keeping, tax and investor related services. Fees for their services would be charged directly to the Company.

          Each Director who is not an "interested person" of the Company, as defined by the 1940 Act, receives an annual retainer of $10,000 plus a fee per meeting of the Board of Directors of $1,000. Such Director fees are allocated to each series pro-rata, based on the relative net assets of each series. Any Director who is an "interested person" does not receive any annual or other fee from the Company. All Directors are reimbursed for all reasonable out of pocket expenses. Total amounts expensed related to Directors by Multi-Strategy Series M for the year ended March 31, 2006 were $5,087.

          PFPC Trust Company (an affiliate of PFPC) serves as custodian of Multi-Strategy Series M's assets and provides custodial services for Multi-Strategy Series M. Fees payable to the custodian and reimbursement for certain expenses are paid by Multi-Strategy Series M.

     4.   Securities Transactions

          The following table lists the aggregate purchases and proceeds from sales of Investment Funds for the year ended March 31, 2006, and net unrealized appreciation, gross unrealized appreciation, and gross unrealized depreciation as of March 31, 2006.

--------------------------------------------------------------------------------

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements - March 31, 2006 (continued)
--------------------------------------------------------------------------------
          Cost of purchases                      $ 51,014,005
          Proceeds from sales                    $ 61,320,305

          Gross unrealized appreciation          $  9,178,498
          Gross unrealized depreciation          $    419,021
                                                 ------------
          Net unrealized appreciation            $  8,759,477
                                                 ------------


     5.   Contributions, Redemptions, and Allocation of Income

          Generally, initial and additional subscriptions for shares may be accepted as of the first day of each month. CAI has been authorized by the Board of Directors of the Company to accept or reject any initial and additional subscriptions for shares in Multi-Strategy Series M. The Board of Directors from time to time and in its complete and exclusive discretion may determine to cause Multi-Strategy Series M to repurchase shares from Members pursuant to written tenders by Members on such terms and conditions as it may determine. CAI expects that it typically will recommend to the Board of Directors that the Company offer to repurchase shares from Members quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day).

          Net profits or net losses of Multi-Strategy Series M for each month-end will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of each month in accordance with the Members' respective investment percentages for the month.

           Transactions in units were as follows for the years ended March 31, 2006 and 2005:

                                                       2006            2005
                                                    -------------- ------------
            Shares outstanding, beginning of year     71,765.186     54,616.964
            Shares purchased                           2,274.891     24,309.752
            Shares redeemed                          (18,235.953)    (7,161.530)
                                                    -------------- ------------
            Shares outstanding, end of year           55,804.124     71,765.186
                                                    -------------- ------------

     6.   Financial Instruments With Off-Balance Sheet Risk

          In the normal course of business, the Investment Funds in which Multi-Strategy Series M invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts and entering into equity swaps.

     7.   Income Tax Information

          The tax components of capital shown in the table below represent distribution requirements the Fund must satisfy under income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

--------------------------------------------------------------------------------

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements - March 31, 2006 (continued)
--------------------------------------------------------------------------------

                Undistributed Net       Undistributed Long-     Accumulated Loss
                Investment Income       Term Capital Gain       Carryforward
                ----------------------------------------------------------------
                $-                      $354,199                $-
                ----------------------------------------------------------------

          Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for March 31, 2006. Net assets of the Fund were unaffected by the reclassifications.

                                           Accumulated Net
                Accumulated Net            Realized Gain (Loss)
                Investment Income (Loss)   on Investments        Paid-in Capital
                ----------------------------------------------------------------
                $1,709,746                 ($7,770,950)          $6,061,204
                ----------------------------------------------------------------

          The primary difference between the book and tax appreciation or depreciation of Investment Funds is attributable to adjustments to the tax basis of Investment Funds based on allocation of income and distributions from Investment Funds and the tax realization of financial statement unrealized gain or loss. In addition, the cost of Investment Funds for Federal income tax purposes is adjusted for items of taxable income allocated to the Fund from the Investment Funds. The allocated taxable income is reported to the Fund by each Investment Fund on Schedule K-1. The aggregate cost on Investment Funds for federal income tax purposes is therefore calculated and presented annually as of March 31. The aggregate cost on Investment Funds and the composition of unrealized appreciation and depreciation on Investment Funds for federal income tax purposes as of March 31, 2006 as noted below.

                Federal tax cost of Investment Funds     $ 57,766,397
                                                        --------------

                Gross unrealized appreciation            $  6,176,681
                Gross unrealized depreciation                       -
                                                        --------------
                Net unrealized appreciation              $  6,176,681
                                                        --------------

     8.   Subsequent Event

          In June 2006, the Board of Directors is expected to approve a Plan of Merger and Reorganization under which the Multi-Strategy Series M will merge into the Multi-Strategy Series G once the approval of the Members of Series M is obtained. Members of Series M will exchange their Series M shares for an equivalent value of Series G shares as of the date of the merger. The proposed merger will be accounted for as-if the respective funds had pooled their assets and liabilities. Management expects that should the Members of Series M approve the merger that it will occur during the fourth quarter of 2006.

--------------------------------------------------------------------------------